FOR IMMEDIATE RELEASE

Contact:
Jackie Lapin/WPT: 818-707-1473
jackielapin@cs.com

Suzie Ellis/WPT: 323-850-2935
sellis@worldpokertour.com

WPT ENTERPRISES, INC. SET TO LAUNCH WPT BOOT CAMP™

Attendees to Learn the Secrets of Tournament Poker from WPT Experts

West Hollywood, CA (November 10, 2004) — WPT Enterprises, Inc. (NASDAQ: WPTE), the entertainment company that transformed poker into a riveting spectator sport, has once again broken new ground with the announcement of WPT Boot Camp™. This new initiative can put those who dream of playing in a WORLD POKER TOUR™ tournament on the fast track to a WPT Final Table.

WPT Boot Camp will be offered in cities throughout the United States and will feature an integrated curriculum that includes live lecture, archived footage, and game play. Students will receive tutoring on all aspects of competitive tournament Texas Hold ‘Em poker, from some of the greatest minds on the WORLD POKER TOUR.

The multi-day boot camps will utilize courseware exclusive to WPT. The experience will be hands on, filled with tips and tools for amateur players to better understand the tells, reads, and strategies integral to improving their own game. The WPT Boot Camp schedule will be released shortly; those wishing to be notified can register at: www.wptbootcamp.com.

“WPT Boot Camp is a natural extension of our relationship with our viewers,” said WPT Enterprises, Inc. (WPTE) founder and President Steve Lipscomb. “With so many viewers watching the show to improve their game, it became evident to us they were seeking the next level of instruction. We are pleased to offer the non-professional poker player an opportunity to learn from our experts and those whom we regard as the best instructors in the game.”

WPTE revealed today that it has signed a licensing agreement with River Gaming, LLC, a privately held Florida company, to joint partner in the new WPT Boot Camp. River Gaming was formed by Ron Rubens and Steven Berman, who together bring over 10 years of experience to live, courseware-based training, as well as experience with both the domestic and international gaming industries. Rubens and Berman pitched a business plan to WPTE to pursue their vision of building the premier tournament poker curriculum.

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River Gaming, LLC co-founder Ron Rubens explained, “Our vision was clear when we decided to apply our expertise in live courseware-based training to the world of tournament poker. It was an important objective to establish a partnership with the premier brand in the world of poker. WPT Enterprises has clearly established itself as the leader, and we’re pleased to partner with this organization to further extend its brand and tap into its base of knowledge for poker players throughout the world who dream of making it to a WPT Final Table.”

About WPT Enterprises, Inc.
WPT Enterprises, Inc. (NASDAQ: WPTE) is a media and entertainment company engaged in the creation of branded entertainment through the development, production and marketing of televised programming based on poker and other gaming themes. To date, operations have principally revolved around the creation of the World Poker Tour brand through the production and licensing of a television series exhibited on the Travel Channel that is based on a circuit of previously established high-stakes poker tournaments that we have affiliated under the “World Poker Tour” brand. WPT Enterprises, Inc. is a majority owned subsidiary of Lakes Entertainment, Inc. (NASDAQ: LACO). Photos and media information can be found online at: www.worldpokertour.com.

(WPTEG)

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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by WPT Enterprises, Inc.) contains statements that are forward-looking, such as statements relating to the expansion of WPT’s brand licensing, the development of new television and film projects, the development of WPT corporate sponsors and other business development activities, as well as statements regarding other capital spending, financing sources and the effects of competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of WPT. These risks and uncertainties include, but are not limited to, WPT’s significant dependence on the Travel Channel as a source of revenue; the potential that our television programming will fail to maintain a sufficient audience; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPT’s television programming; the risk that WPT may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPT’s relationships with key licensing and strategic partners; and WPT’s dependence on its senior management team. For more information, review WPT’s filings with the Securities and Exchange Commission.

Editors Note: 300 dpi downloadable images available at www.media.worldpokertour.com.